POWER OF ATTORNEY

  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dan C. Tutcher and Duane S. Herbert, and each of them, either of whom may act without joinder of the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration
  Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of either of them, may lawfully do or cause to be done by virtue hereof.

                            SIGNATURES

  Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds tobelieve that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the seventh day of August 1997.

                                  MIDCOAST ENERGY RESOURCES, INC.



                                  By:         /s/ DAN C. TUTCHER
                                   Dan C. Tutcher, Chairman of the Board,
                                     Chief Executive Officer and President

 Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on dates indicated.


Signature


Title

Date



                        /s/ DAN C. TUTCHER
                         (Dan C. Tutcher)



Chairman of the Board, President and Chief Executive Officer
August 7, 1997


                      /s/ I.J. BERTHELOT, II
                       (I.J. Berthelot, II)



Vice President of Operations and Director
August 7, 1997


                      /s/ RICHARD A. ROBERT
                       (Richard A. Robert)



Treasurer, Principal Financial Officer and Principal Accounting Officer August 7, 1997


                     /s/ RICHARD N. RICHARDS
                      (Richard N. Richards)



Director
August 7, 1997


                       /s/ BRUCE M. WITHERS
                        (Bruce M. Withers)


Director
August 7, 1997